Exhibit 99.1

Medbox, Inc. To Amend and Restate Prior Period Financial Statements

(LOS ANGELES, CA, December 30, 2014) (BUSINESS WIRE)—Medbox, Inc. (MDBX) (www.medbox.com), a leading dispensary infrastructure/licensing specialist, patented technology provider, and partner to the cannabis industry, today announced it will amend and restate its financial statements for the year ended December 31, 2013, the third and fourth quarters of 2013 and the first three quarters of 2014.

In October, 2014, the Board of Directors of the Company appointed a special board committee (the “Special Committee”) to investigate a federal grand jury subpoena pertaining to the Company which was served upon the Company’s accountants, as well as certain alleged wrongdoing raised by a former employee of the Company. Thereafter, the Company received subpoenas from the federal grand jury and the Securities and Exchange Commission. In connection with its investigation of these matters, the Special Committee, in conjunction with the Audit Committee, initiated an internal review by management and by an outside professional advisor of certain prior period financial reporting of the Company.

Medbox’s audit committee, upon management’s recommendations, has concluded that the consolidated financial statements for the year ended December 31, 2013 and for the third and fourth quarters of 2013 as well as for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, should no longer be relied upon and will be restated to correct the errors. As part of the investigative process, Medbox will also examine the financial statements for 2012 and for the first two quarters of 2013 and, if necessary, correct those as well. The company intends to correct the errors in its financial statements to bring them into conformity with accounting principles generally accepted in the United States of America (GAAP) and SEC regulations. Medbox plans to engage an independent CPA firm to consult with and assist the Company’s staff with preparing restated financial statements as soon as possible.

Medbox stated that it appeared that revenue had been recognized too soon on some customer contracts. The restated financial statements will recognize revenue at a later time as up-front payments are recognized over the longer of the contract period or the customer relationship, revenue is deferred until key contingencies are removed and it is clear the revenue has been earned in accordance with GAAP and SEC regulations. Other adjustments to its financial statements are also possible in connection with the Company’s on going review of its prior period financial statements.

The Company’s announcement that prior period financial statements can no longer be relied upon permit the Company’s existing lenders to trigger default remedies, however, the Company’s lenders have agreed to forbearance on declaring a default pending conclusion of on-going discussions to refinance the Company.

Guy Marsala, CEO of Medbox commented, “The steps we are announcing today are part of the continued initiative of our new board of directors and new management team to implement better controls and emphasize transparency. Improved processes and controls contributed to our ability to uncover these errors and bring them to the attention of our independent auditors and audit committee.”

About Medbox, Inc.

Medbox, Inc. (“MDBX” or the “Company”) is the leading dispensary infrastructure and licensing specialist, patented technology provider, and partner to the cannabis industry. Headquartered in Los Angeles, CA, Medbox, through its wholly owned subsidiary, Medicine Dispensing Systems, offers its patented systems, software and consulting services to pharmacies, alternative medicine dispensaries and local governments in the U.S. In addition, through its wholly owned subsidiary, Vaporfection International, Inc. (www.vaporfection.com), the company offers an industry award winning medical line of vaporizer products. Medbox, through its newly established subsidiaries, is also developing ancillary services tailored to the alternative medicine industry, including real estate acquisitions and subsequent lease programs to alternative medicine dispensaries and cultivation centers, and alternative medicine dispensary and cultivation management services.

Forward-Looking Statements

The statements in this press release constitute forward-looking statements within the meaning of federal securities laws. Such statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, such forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Potential risks and uncertainties include, but are not limited to, technical advances in the industry as well as political and economic conditions present within the industry. We do not take any obligation to update any forward-looking statement to reflect events or developments after a forward looking statement was made.

Contact Information

Investor Relations:

Stephen Hart

Hayden IR

917-658-7878

hart@haydenir.com

Medbox:

For more information on Medbox, please call (800) 762-1452.